Exhibit 99.1

Moelis & Company Reports Third Quarter 2020 Financial Results;

Increases Quarterly Dividend 50% to $0.3825 Per Share

•	Third quarter revenues of $207.6 million, down 10% from a record third quarter of 2019; first nine month revenues of $521.2 million, essentially flat versus the prior year period
•

GAAP net income of $0.54 per share (diluted) for the third quarter and $0.88 per share (diluted) for the first nine months of 2020; Adjusted net income of $0.54 per share (diluted) and $0.88 per share (diluted) for the third quarter and first nine months of 2020, respectively

•	Continued to execute on organic growth strategy:
―	Added one Managing Director in MENA to strengthen the Firm’s M&A technology and financing capabilities
―	Added thirteen Managing Directors year-to-date through internal development and key external hires to enhance our expertise in important sectors, products and regions
―	Strong pipeline of internal and external senior level talent
•	Strong balance sheet with cash and short term investments of $266.3 million and no debt or goodwill
•	Declared quarterly dividend of $0.3825 per share, an increase of 50% from the second quarter

NEW YORK, October 26, 2020 – Moelis & Company (NYSE: MC) today reported financial results for the third quarter ended September 30, 2020.  The Firm’s revenues of $207.6 million decreased 10% as compared with a record quarter in the prior year period.  The Firm reported third quarter 2020 GAAP net income of $41.8 million, or $0.54 per share (diluted), compared with $54.7 million, or $0.73 per share (diluted), in the prior year period.  On an Adjusted basis, the Firm reported net income of $39.1 million, or $0.54 per share (diluted), for the third quarter of 2020, which compares with $51.7 million of net income, or $0.76 per share (diluted), in the prior year period.

Total revenues of $521.2 million for the first nine months of 2020, compared with $523.0 million in the prior year period.  GAAP net income for the period was $62.9 million, or $0.88 per share (diluted), as compared with $108.5 million, or $1.52 per share (diluted), in the prior year period.  On an Adjusted basis, the Firm reported net income of $62.9 million, or $0.88 per share (diluted), for the first nine months of 2020, as compared with $107.8 million, or $1.58 per share (diluted), in the prior year period.  GAAP and Adjusted net income in the first nine months of 2020 include net tax benefits of $0.25 per share and $0.24 per share, respectively, related to the settlement of share based awards and tax loss carry back benefits related to the CARES Act.

“We started to see a resurgence in our M&A activity over the summer, and the pace of transaction announcements and momentum in the business has only intensified since then.  We achieved the strongest quarter of Restructuring related activity in our Firm’s history during the third quarter, and our ongoing mandates continue to remain elevated,” said Ken Moelis, Chairman and Chief Executive Officer.

“Our platform was built to be durable and flexible across differing economic landscapes. In today’s unusual environment, the necessary ingredients for M&A, Restructuring and Capital Markets to all be active at the same time are present, which gives me tremendous confidence about the Firm’s growth prospects.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 83% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax.  The remaining 17% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level).  The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s third quarter operating result was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$207,604	$231,700	-10%	$207,604	$231,700	-10%
Income (loss) before income taxes	50,327	68,584	-27%	53,303	68,584	-22%
Provision (benefit) for income taxes	8,534	13,886	-39%	14,252	16,858	-15%
Net income (loss)	41,793	54,698	-24%	39,051	51,726	-25%

Net income (loss) attributable to noncontrolling interests	8,842	14,083	-37%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$32,951	$40,615	-19%	$39,051	$51,726	-25%
Diluted earnings (loss) per share	$0.54	$0.73	-26%	$0.54	$0.76	-29%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$521,248	$523,006	0%	$521,248	$523,006	0%
Income (loss) before income taxes	52,680	119,204	-56%	61,391	120,304	-49%
Provision (benefit) for income taxes	(10,195)	10,662	N/M	(1,483)	12,527	N/M
Net income (loss)	62,875	108,542	-42%	62,874	107,777	-42%

Net income (loss) attributable to noncontrolling interests	10,526	24,898	-58%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$52,349	$83,644	-37%	$62,874	$107,777	-42%
Diluted earnings per share	$0.88	$1.52	-42%	$0.88	$1.58	-44%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $207.6 million in the third quarter of 2020, as compared with $231.7 million in the prior year period, or a decrease of 10%.  The decrease was primarily driven by fewer M&A transaction completions. Our third quarter results compare favorably with a 24% decrease in the number of global completed M&A transactions in the same period1.  For the first nine months of 2020, revenues were $521.2 million as compared with $523.0 million in the same period of 2019.

Our business, revenues, and operating results have been, and could continue to be adversely affected by COVID-19 due to the uncertain nature of the deal-making environment.  We believe that we are positioning ourselves for the future growth of the business by continuing to invest in the Franchise.

We continued to execute on our strategy of organic growth.  In the year-to-date 2020 period, we promoted five of our advisory professionals to Managing Director, added eight Managing Directors and one Senior Advisor to enhance our expertise in important sectors, products and regions.  Since our last earnings release we announced the addition of one Managing Director based in MENA to provide strategic and financial advice to global technology companies and strengthen the Firm’s presence in Israel.  We will continue to focus on finding the right talent who will excel on our platform.

[1]	Source: Thomson Financial as of October 4, 2020; includes all transactions greater than $100 million in value

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$127,148	$141,697	-10%	$126,398	$133,573	-5%
% of revenues	61.2%	61.2%		60.9%	57.6%
Non-compensation expenses	$28,498	$35,720	-20%	$28,498	$35,720	-20%
% of revenues	13.7%	15.4%		13.7%	15.4%
Total operating expenses	$155,646	$177,417	-12%	$154,896	$169,293	-9%
% of revenues	75.0%	76.6%		74.6%	73.1%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$371,884	$316,343	18%	$371,039	$303,338	22%
% of revenues	71.3%	60.5%		71.2%	58.0%
Non-compensation expenses	$90,116	$108,872	-17%	$90,116	$108,872	-17%
% of revenues	17.3%	20.8%		17.3%	20.8%
Total operating expenses	$462,000	$425,215	9%	$461,155	$412,210	12%
% of revenues	88.6%	81.3%		88.5%	78.8%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $155.6 million for the third quarter and $462.0 million for the first nine months of 2020.  On an Adjusted basis, operating expenses were $154.9 million for the third quarter of 2020 as compared with $169.3 million in the prior year period, and $461.2 million for the first nine months of 2020 as compared with $412.2 million in the prior year period.  The decrease in operating expenses in the third quarter of 2020 as compared with the prior year period was driven by decreased compensation and benefits expenses, associated with a decline in revenues and  lower non-compensation expenses driven by less travel and related expenses.  The increase in operating expenses for the first nine months of 2020 reflect increased compensation and benefits expenses, partially offset by non-compensation expense savings.

Compensation and benefits expenses on a GAAP basis were $127.1 million in the third quarter and $371.9 million in the first nine months of 2020.  Adjusted compensation and benefits expenses were $126.4 million in the third quarter, and $371.0 million in the first nine months of 2020.  Adjusted compensation and benefits expenses (which include a compensation clawback benefit reclassified from other income, and exclude the amortization of IPO awards in both prior year periods) were $133.6 million in the third quarter, and $303.3 million in the first nine months of 2019.  The decrease in

Adjusted compensation and benefits expenses in the third quarter of the 2020 is associated with a decline in revenues.  The increase in Adjusted compensation and benefits expenses in the first nine months of 2020 is primarily due to higher fixed and variable compensation expenses in 2020 as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $28.5 million for the third quarter of 2020 as compared with $35.7 million for the prior year period.  The decrease in non-compensation expenses were primarily related to decreased travel and other business development expenses related to COVID-19 social distancing restrictions, in addition to our continued and focused expense discipline.  Our non-compensation expense ratio decreased from 15% in the prior year period to 14% in the current period.  In the first nine months of 2020, GAAP and Adjusted non-compensation expenses were $90.1 million, which declined from $108.9 million in the same period of the prior year.

Other Income (Expenses)

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended September 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Other income (expenses)	$(1,631)	$14,301	N/M	$595	$6,177	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	US. GAAP			Adjusted (non-GAAP)*
	Nine Months Ended September 30,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Other income (expenses)	$(6,568)	$21,413	N/M	$1,298	$9,508	N/M
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was expense of $1.6 million in the third quarter and $6.6 million for the first nine months of 2020, as compared with income of $14.3 million, and $21.4 million, respectively in the third quarter and first nine months of the prior year period.

On an Adjusted basis, other income (expenses) was income of $0.6 million in the third quarter of 2020 as compared with $6.2 million in the prior year period.  In the third quarter of 2019, we recorded a GAAP gain of $12.6 million related to the September 2019 share sale of our investment in Moelis Australia.  Compensation expense associated with this gain was reclassified from compensation and benefits to other income (expenses) on an adjusted basis.  As a result, the net gain associated with the share sale of our investment in Australia included in Adjusted other income (expenses) in the third quarter of 2019 was $5.4 million.

For the first nine months of 2020, other income (expenses) on an Adjusted basis was income of $1.3 million as compared with $9.5 million for the first nine months of 2019, which included the third quarter 2019 Australia net gain mentioned above.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 83% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 17% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s third quarter 2020 operating result was taxed at our corporate effective tax rate of 25%. In addition, we reversed approximately $1.0 million of tax benefit related to a prior period CARES Act accrual, which resulted in a net tax expense of approximately $8.5 million.

Capital Management and Balance Sheet

The Board of Directors of Moelis & Company declared a quarterly dividend of $0.3825 per share, an increase of 50% from the second quarter of 2020.  The $0.3825 per share will be paid on November 30, 2020 to common stockholders of record on November 6, 2020.  We remain committed to returning all of our excess capital.

Moelis & Company continues to maintain a strong financial position, and as of September 30, 2020, we held cash and liquid investments of $266.3 million and had no debt or goodwill on our balance sheet.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Monday, October 26, 2020, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our third quarter 2020 financial results.  Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Third Quarter 2020 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10147733.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 21 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent reports filed on Form 10-Q and our other filings with the SEC.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effects of the COVID-19 pandemic.  The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control.  Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by adjusting the accounting impact of certain items and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Revenues	$207,604	$231,700	$521,248	$523,006

Expenses
Compensation and benefits	127,148	141,697	371,884	316,343
Occupancy	7,660	4,802	22,564	14,386
Professional fees	4,952	4,401	14,383	14,922
Communication, technology and information services	8,162	7,844	24,117	23,683
Travel and related expenses	1,662	10,909	11,154	31,699
Depreciation and amortization	941	1,284	3,216	3,729
Other expenses	5,121	6,480	14,682	20,453
Total Expenses	155,646	177,417	462,000	425,215

Operating income (loss)	51,958	54,283	59,248	97,791
Other income (expenses)	(1,631)	14,301	(6,568)	21,413
Income (loss) before income taxes	50,327	68,584	52,680	119,204
Provision (benefit) for income taxes	8,534	13,886	(10,195)	10,662
Net income (loss)	41,793	54,698	62,875	108,542

Net income (loss) attributable to noncontrolling interests	8,842	14,083	10,526	24,898
Net income (loss) attributable to Moelis & Company	$32,951	$40,615	$52,349	$83,644

Weighted-average shares of Class A common stock outstanding
Basic	56,803,430	51,079,746	55,263,689	49,796,867
Diluted	60,668,084	55,468,728	59,241,139	55,145,248
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.58	$0.80	$0.95	$1.68
Diluted	$0.54	$0.73	$0.88	$1.52

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended September 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$127,148	$(750)	(a)	$126,398
Other income (expenses)	(1,631)	2,226	(a)(b)	595

Income (loss) before income taxes	50,327	2,976		53,303
Provision for income taxes	8,534	5,718	(b)(c)	14,252
Net income (loss)	41,793	(2,742)		39,051

Net income (loss) attributable to noncontrolling interests	8,842	(8,842)	(d)	-
Net income (loss) attributable to Moelis & Company	$32,951	$6,100		$39,051

Weighted-average shares of Class A common stock outstanding
Basic	56,803,430	11,106,498	(d)	67,909,928
Diluted	60,668,084	11,106,498	(d)	71,774,582
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.58			$0.58
Diluted	$0.54			$0.54

(a)	Reflects a reclassification of $0.8 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.

(b)

Tax Receivable Agreement (“TRA”) liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 25%, resulting in incremental tax expense of $2.2 million to the non-GAAP adjusted results. This expense, together with the TRA liability expense reclassification of $3.0 million discussed in footnote (b) above, and the removal of the economic benefit related to the TRA retained by the Company of $0.5 million, results in a $5.7 million net tax expense adjustment to the non-GAAP provision for income taxes.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended September 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$141,697	$(8,124)	(a)(b)	$133,573
Other income (expenses)	14,301	(8,124)	(a)(b)	6,177

Income (loss) before income taxes	68,584	-		68,584
Provision for income taxes	13,886	2,972	(c)	16,858
Net income (loss)	54,698	(2,972)		51,726

Net income (loss) attributable to noncontrolling interests	14,083	(14,083)	(d)	-
Net income (loss) attributable to Moelis & Company	$40,615	$11,111		$51,726

Weighted-average shares of Class A common stock outstanding
Basic	51,079,746	12,990,436	(d)	64,070,182
Diluted	55,468,728	12,990,436	(d)	68,459,164
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.80			$0.81
Diluted	$0.73			$0.76

(a)	Reflects a reclassification of $0.9 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.
(b)

Reflects the reclassification of $7.2 million of compensation and benefits expense associated with the Firm's $12.6 million gain on its sale of 12.5 million shares of Moelis Australia. The net gain remaining within other income (expenses) associated with this sale is $5.4 million.

(c)	An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated.

(d)    Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$371,884	$(845)	(a)	$371,039
Other income (expenses)	(6,568)	7,866	(a)(b)	1,298

Income (loss) before income taxes	52,680	8,711		61,391
Provision (benefit) for income taxes	(10,195)	8,712	(b)(c)	(1,483)
Net income (loss)	62,875	(1)		62,874

Net income (loss) attributable to noncontrolling interests	10,526	(10,526)	(d)	-
Net income (loss) attributable to Moelis & Company	$52,349	$10,525		$62,874

Weighted-average shares of Class A common stock outstanding
Basic	55,263,689	11,910,285	(d)	67,173,974
Diluted	59,241,139	11,910,285	(d)	71,151,424
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.95			$0.94
Diluted	$0.88			$0.88

(a)	Reflects a reclassification of $0.8 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.

(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net tax-economic impact.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 25%, in addition to any tax benefit pursuant to the CARES Act and the benefit related to the settlement of share-based awards. As a result, an incremental net tax benefit of $1.5 million has been added to the non-GAAP adjusted results. This benefit, together with the TRA liability expense reclassification of $8.7 million discussed in footnote (b) above, and the removal of the economic benefit related to the TRA retained by the Company of $1.5 million, results in a $8.7 million net tax expense adjustment to the non-GAAP provision for income taxes.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Nine Months Ended September 30, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$316,343	$(13,005)	(a)(b)(c)	$303,338
Other income (expenses)	21,413	(11,905)	(b)(c)	9,508

Income (loss) before income taxes	119,204	1,100		120,304
Provision for income taxes	10,662	1,865	(d)	12,527
Net income (loss)	108,542	(765)		107,777

Net income (loss) attributable to noncontrolling interests	24,898	(24,898)	(e)	-
Net income (loss) attributable to Moelis & Company	$83,644	$24,133		$107,777

Weighted-average shares of Class A common stock outstanding
Basic	49,796,867	13,018,612	(e)	62,815,479
Diluted	55,145,248	13,018,612	(e)	68,163,860
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.68			$1.72
Diluted	$1.52			$1.58

(a)

Expense associated with the amortization of RSUs and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period; as of April 2019 such awards have been fully expensed.

(b)	Reflects a reclassification of $4.6 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards and enforcement of non-compete provisions.

(c)

Reflects the reclassification of $7.2 million of compensation and benefits expense associated with the Firm's $12.6 million gain on its sale of 12.5 million shares of Moelis Australia. The net gain remaining within other income (expenses) associated with this sale is $5.4 million.

(d)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $17.8 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25%.

(e)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.